UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2022

RLJ LODGING TRUST

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-35169	27-4706509
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center Suite 1000, Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

(301) 280-7777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares of beneficial interest, par value $0.01 per share	RLJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 18, 2022, Robin Zeigler was appointed to the board of trustees (the “Board of Trustees”) of RLJ Lodging Trust (the “Company”) upon the recommendation of the Company’s Nominating and Corporate Governance Committee, with a term commencing on that date. Ms. Zeigler is currently the Senior Executive Vice President and Chief Operating Officer for Cedar Realty Trust.

Ms. Zeigler will serve as a trustee of the Company until the Company’s 2022 annual meeting of shareholders (the “2022 Annual Meeting”) and until her successor is duly elected and qualified or until her resignation or removal. In connection with Ms. Zeigler’s election as a trustee, the Board of Trustees increased the size of the Board of Trustees to ten members. Board committee assignments for Ms. Zeigler will include the Audit Committee and the Nominating and Corporate Governance Committee.

In accordance with the Company’s current trustee compensation program, Ms. Zeigler is entitled to a cash retainer equal to the $75,000 annual cash compensation paid to the members of the Board of Trustees and an annual retainer of $10,000 for service on the Audit Committee and $7,500 for service on the Nominating and Corporate Governance Committee, with all such retainers to be prorated for her remaining term.

There are no arrangements or understandings between Ms. Zeigler and any person pursuant to which she was appointed as a trustee. There are no transactions in which Ms. Zeigler had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 7.01. Regulation FD Disclosure

On February 22, 2022, the Company issued a press release announcing the appointment of Ms. Zeigler to the Board of Trustees. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein for purposes of this Item 7.01 disclosure.

The information included in this Current Report on Form 8-K under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated February 22, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RLJ Lodging Trust

Date: February 22, 2022	By:	/s/ Leslie D. Hale
Leslie D. Hale President and Chief Executive Officer